Exhibit 99.1


DMC     Dynamic Materials
        Corporation

                GROUPE SNPE


For Immediate Release

Contact:      Richard A. Santa
              Vice President and Chief Financial Officer
              Dynamic Materials Corporation
              303-604-3938



                DYNAMIC MATERIALS REPORTS 2003 FINANCIAL RESULTS

Boulder, CO - March 15, 2004) Dynamic Materials Corporation, (Nasdaq: BOOM), "DMC", today announced its results for the year ended December 31, 2003. For the year ended December 31, 2003, DMC reported income from continuing operations of $588,249, or $.12 per diluted share, versus income from continuing operations of $3,202,266, or $.63 per diluted share, in 2002. DMC's 2003 sales were $40,277,970, an 8% decrease from 2002 sales of $43,885,896. For the year ended December 31, 2003, DMC reported a net loss of $709,158, or $.14 per diluted share, as compared to net income of $170,219, or $.03 per diluted share, in 2002. The net loss for 2003 reflects a loss from discontinued operations of $1,297,407, or $.26 per diluted share, including a loss from operations of $587,098 and a loss on sale of $710,309 associated with the discontinued operations of its Precision Machined Products division ("PMP"), which was sold on October 7, 2003. Net income for 2002 was reduced by a transitional goodwill impairment charge of $2,318,108, or $.46 per diluted share, associated with the cumulative effect of a change in accounting principle relating to the write-off of PMP goodwill as well as a loss from discontinued operations of $714,029, or $.14 per diluted share, relating to the reclassification of PMP's 2002 operating loss to discontinued operations.

Explosive Metalworking Group Performance
DMC's Explosive Metalworking Group reported 2003 sales of $33,043,448, a 7% decrease from sales of $35,603,415 in 2002. After eliminating the favorable foreign exchange effects of approximately $2.25 million relating to the translation of Nobelclad Europe's sales from Euros to U.S. dollars, the year-to-year sales decline for the Explosive Metalworking Group approximated $4.8 million, or 13%. The Group reported income from operations of $2,854,818 in 2003 versus income from operations of $6,149,962 for the year ended December 31, 2002. Management attributes the significant decline in Explosive Metalworking Group sales and operating income to a low December 31, 2002 backlog and a slow flow of new orders during the first half of 2003. Additionally, 2003 did not enjoy the benefit of a major project order such as that relating to Inco's Goro Nickel Project that contributed more than $5 million to 2002 sales.

Aerospace Group Performance
For the year ended December 31, 2003, the Aerospace Group reported sales of $7,234,522, a decrease of 13% from the $8,282,481 in sales the Group posted in 2002. This decrease in sales was split evenly between the Group's remaining two operating units, Spin Forge and AMK Welding. As a result of this sales decline, the Aerospace Group reported an operating loss of $681,151 for 2003 as compared to a 2002 operating loss of $140,189. Spin Forge reported operating losses in excess of $1.1 million in both 2003 and 2002, with its 2002 operating loss being almost entirely offset by record 2002 operating income at AMK Welding.

In commenting upon the Company's 2003 results, Yvon Cariou, DMC's president and CEO, stated, "While we are disappointed with the 2003 operating results of the Explosive Metalworking Group following the record operating income that the Group reported in 2002, we are encouraged by an improvement in the Group's backlog to approximately $11.7 as of December 31, 2003 from approximately $8.6 million at the end of 2002 and the strong flow of new orders during the early weeks of 2004. We expect to see significant improvement in full year 2004 sales and operating income for the Explosive Metalworking Group." Cariou continued, "Management is concerned that the Aerospace Group, even without PMP, reported an operating loss in 2003 and will continue to focus appropriate attention on this segment of our business."

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties including, but not limited to, the following: the ability to obtain new contracts at attractive prices; the size and timing of customer orders; fluctuations in customer demand; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at the Company's facilities; the availability and cost of funds; and general economic conditions, both domestically and abroad; as well as the other risks detailed from time to time in the Company's SEC reports, including the reports on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarterly periods ending March 31, 2003, June 30, 2003 and September 30, 2003.

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading metalworking company, and its products include explosion bonded clad metal plates and other metal fabrications for the petrochemical, chemical processing, power generation, commercial aircraft, defense and a variety of other industries.


              For more information on Dynamic Materials Corporation visit the Company's web site at http://www.dynamicmaterials.com

                           - Financial tables follow -


                           DYNAMIC MATERIALS CORPORATION & SUBSIDIARY
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                         2003             2002
                                                                    ---------------  ---------------
NET SALES                                                             $ 40,277,970     $ 43,885,896

COST OF PRODUCTS SOLD                                                   31,405,999       31,921,432
                                                                    ---------------  ---------------

               Gross profit                                              8,871,971       11,964,464
                                                                    ---------------  ---------------
COSTS AND EXPENSES:
     General and administrative expenses                                 3,682,150        3,446,363
     Selling expenses                                                    3,016,154        2,508,328
                                                                    ---------------  ---------------

               Total costs and expenses                                  6,698,304        5,954,691

                                                                    ---------------  ---------------
INCOME FROM OPERATIONS                                                   2,173,667        6,009,773

OTHER INCOME (EXPENSE):
     Other expense                                                         (18,907)         (52,425)
     Interest expense, net                                                (508,505)        (689,129)
                                                                    ---------------  ---------------

          INCOME BEFORE INCOME TAXES                                     1,646,255        5,268,219

INCOME TAX PROVISION                                                     1,058,006        2,065,953
                                                                    ---------------  ---------------

INCOME FROM CONTINUING OPERATIONS
     BEFORE DISCONTINUED OPERATIONS AND
     CUMULATIVE EFFECT OF A CHANGE
     IN ACCOUNTING PRINCIPLE                                               588,249        3,202,266

DISCONTINUED OPERATIONS:
     Loss from operations of discontinued operations,
          net of tax benefit                                              (587,098)        (714,029)
     Loss on sale of discontinued operations, net of tax benefit          (710,309)               -
                                                                    ---------------  ---------------

               Loss from discontinued operations                        (1,297,407)        (714,029)

CUMULATIVE EFFECT OF A CHANGE IN
     ACCOUNTING PRINCIPLE, NET OF TAX
     BENEFIT OF $1,482,000                                                       -       (2,318,108)
                                                                    ---------------  ---------------


NET INCOME (LOSS)                                                       $ (709,158)       $ 170,129
                                                                    ===============  ===============

NET INCOME (LOSS) PER SHARE - BASIC:
     Continuing operations                                                  $ 0.12           $ 0.64
     Discontinued operations                                                 (0.26)           (0.15)
     Cumulative effect of a change in accounting principle                       -            (0.46)
                                                                    ---------------  ---------------

     Net Income (Loss)                                                     $ (0.14)          $ 0.03
                                                                    ===============  ===============

NET INCOME (LOSS) PER SHARE - DILUTED:
     Continuing operations                                                  $ 0.12           $ 0.63
     Discontinued operations                                                 (0.26)           (0.14)
     Cumulative effect of a change in accounting principle                       -            (0.46)
                                                                    ---------------  ---------------

     Net Income (Loss)                                                     $ (0.14)          $ 0.03
                                                                    ===============  ===============

WEIGHTED AVERAGE NUMBER OF SHARES
          OUTSTANDING -
     Basic                                                               5,067,324        5,042,382
                                                                    ===============  ===============
     Diluted                                                             5,110,806        5,087,051
                                                                    ===============  ===============


        Note - 2002 amounts have been adjusted to present PMP results as discontinued operations.